Exhibit 2.1

Execution Version

CONTRIBUTION AGREEMENT

by and among

AROWANA INC.,

VIVOPOWER INTERNATIONAL PLC

and

AROWANA INTERNATIONAL LIMITED

Dated as of August 11, 2016

NY:1824684.16

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into as of August 11, 2016, by and among AROWANA INC., a Cayman Islands exempted company (“ARWA”), VIVOPOWER INTERNATIONAL PLC, an England and Wales public limited company (“Company”), and AROWANA INTERNATIONAL LIMITED, an Australian company (“AWN”).

The term “Agreement” as used herein refers to this Contribution Agreement, as the same may be amended from time to time, and all schedules hereto (including AWN Schedule, the Company Schedule and the ARWA Schedule, each as hereafter defined). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article X or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. ARWA, the Company and AWN may also be referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

A.     ARWA is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

B.     The Company is an international solar power company.

C.     The Parties desire that ARWA contribute a substantial portion of its assets (consisting solely of cash) in exchange for such number of newly issued ordinary shares, par value $0.012 per share, of the Company (the “Company Shares”) as is further described herein, upon the terms and subject to the conditions set forth in this Agreement.

D.     AWN has agreed to sell to the Company, and the Company has agreed to purchase from AWN, a certain number of Company Shares equal to a portion of the Company Shares that ARWA may acquire hereunder, as is further described herein, upon the terms and subject to the conditions set forth in this Agreement.

E.     Promptly following the execution and delivery of this Agreement, the Company will file with the SEC a Registration Statement (as hereafter defined), including a related Proxy Statement/Prospectus (as hereafter defined) that is both a proxy statement to be distributed to holders of outstanding ordinary shares, par value $0.0001 per share, of ARWA (the “ARWA Ordinary Shares”) and outstanding warrants of ARWA to purchase one-half of one ARWA Ordinary Share (the “ARWA Warrants”) in connection with the solicitation by ARWA of proxies for ARWA Shareholder Approval and ARWA Warrantholder Approval (each as hereinafter defined) and a prospectus covering the registration of the Company Shares to be issued by the Company to ARWA pursuant to this Agreement.

NY:1824684.16

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
THE CONTRIBUTION AND PURCHASE

1.1           Contribution and Issuance of Company Shares by Company; Sale of Company Shares by AWN.

(a)     In accordance with the terms and subject to the conditions of this Agreement, at the Closing, ARWA shall contribute to the Company an amount (the “Contribution Amount”) in cash in U.S. Dollars equal to (i) $56,585,520, less (ii) unpaid fees and expenses incurred by ARWA in connection with this Agreement and the transactions contemplated hereby that are in excess of the working capital available to ARWA outside of, or eligible to be withdrawn from, the Trust Fund (the “Transaction Fees and Expenses”), and the Company shall issue, sell and deliver to ARWA, an aggregate of 9,444,950 Company Shares (the “Contribution Shares”), free and clear of all Liens (the “Contribution”).

(b)     To the extent that there are additional funds held in the Trust Fund after taking into account (i) the Contribution Amount, (ii) amounts necessary to pay holders of ARWA Ordinary Shares issued in ARWA’s initial public offering (the “Public Shares”) as to which the holders thereof have elected to exercise their rights to convert such shares into a pro rata portion of the Trust Fund (such rights, “Conversion Rights”) pursuant to ARWA’s Charter Documents (as hereafter defined) and (iii) the Transaction Fees and Expenses (such excess amounts in the Trust Fund being hereinafter referred to as the “True-up Amount”), in accordance with the terms and subject to the conditions of this Agreement, at the Closing, ARWA will purchase from the Company, and the Company shall issue, sell and deliver to ARWA, a number of Company Shares (the “True-up Shares”) equal to the True-up Amount divided by $10.20, free and clear of all Liens, for an aggregate purchase price equal to the True-up Amount, payable by ARWA in cash in U.S. Dollars (the “True-up Sale”).

(c)     In accordance with the terms and subject to the conditions of this Agreement, at the Closing, the Company will purchase from AWN, and AWN shall sell and deliver to the Company, a number of Company Shares (the “Make-even Shares”) equal to the number of True-up Shares, free and clear of all Liens, for an aggregate purchase price equal to the amount paid by ARWA for the True-up Shares (the “Make-even Amount”), payable by the Company in cash in U.S. Dollars (the “Make-even Sale” and together with the Contribution, True-up Sale and the other transactions contemplated hereby, the “Transactions”). Any stamp duties payable in connection with the Make-even Sale shall be paid by AWN.

NY:1824684.16

1.2           Payment and Delivery of Contribution Amount, True-up Amount and Make-even Amount; Distribution of Company Shares; Other Securities.

(a)     At the Closing:

(i)     ARWA shall deliver and pay to the Company the Contribution Amount and True-up Amount, if any, by wire transfer or intrabank transfer of immediately available funds to an account designated by the Company no later than the close of business on the third (3rd) Business Day prior to the Closing Date;

(ii)     The Company shall deliver to ARWA (or credit ARWA through direct registration or through the Deposit and Withdrawal at Custodian system of the Depository Trust Company or through the FAST (Fast Automated Securities Transfer) Program) the Contribution Shares and the True-up Shares, if any, pursuant to written instructions provided by ARWA no later than the close of business on the third (3rd) Business Day prior to the Closing Date;

(iii)     AWN shall deliver to the Company the Make-even Shares, if any, pursuant to written instructions provided by the Company no later than the close of business on the third (3rd) Business Day prior to the Closing Date; and

(iv)     the Company shall deliver and pay to AWN the Make-even Amount, if any, by wire transfer or intrabank transfer of immediately available funds to an account designated by AWN no later than the close of business on the third (3rd) Business Day prior to the Closing Date.

(b)     Within 45 days after the Closing Date, ARWA shall distribute (i) 9,005,500 Contribution Shares plus the True-up Shares, if any, by means of a dividend payable in such Contribution Shares and True-up Shares to the holders of ARWA Ordinary Shares (or, in ARWA's sole discretion, as may be directed by the holders of ARWA Ordinary Shares) and (ii) 439,450 Contribution Shares by means of a special distribution payable in such Contribution Shares to the holders of ARWA Warrants (or, in ARWA's sole discretion, as may be directed by the holders of ARWA Warrants), in each case as of the close of business on a date determined by the Board of Directors of ARWA. Holders of the rights issued by ARWA (the “ARWA Rights”) pursuant to the Rights Agreement, dated as of April 30, 2015, by and between ARWA and Continental, shall be required to return the certificates evidencing their ARWA Rights to Continental prior to receiving ARWA Ordinary Shares and Company Shares to which they are entitled pursuant to the Rights and such dividend. Upon receipt of a valid Rights Certificate, ARWA shall issue to the registered holder of such Rights a number of full ARWA Ordinary Shares to which he, she or it is entitled pursuant to such Rights and then distribute the full number of Company Shares to which he, she or it is entitled pursuant to such dividend, respectively, registered in such name or names as may be directed by him, her or it. The Company shall not issue fractional shares upon exchange of Rights or payment of such dividend. In the event that any holder would otherwise be entitled to any fractional share upon exchange of Rights or payment of such dividend, the number of ARWA Ordinary Shares or Company Shares, as applicable, that the holder would be entitled to will be rounded down to the nearest whole number.

(c)     Within 45 days of the Closing Date, subject to approval of the Dissolution Proposal, ARWA shall wind up and liquidate in accordance with its Charter Documents and the Companies Law (2013 Revision) of the Cayman Islands.

NY:1824684.16

1.3           Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1, the consummation of the Transactions (the “Closing”) shall take place at the offices of Graubard Miller, counsel to ARWA, 405 Lexington Avenue, New York, New York 10174-1101 at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by email .pdf files. All Transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously.

1.4          Rule 145. All Company Shares issued pursuant to this Agreement to “affiliates” of ARWA listed in Schedule 1.4 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such Company Shares shall bear an appropriate restrictive legend.

1.5           Governing Documents. Effective as of the Closing, the memorandum and articles of association of the Company shall be amended and restated in a form mutually agreeable to the Parties.

1.6           Make-even Share Consideration. The maximum number of Company Shares which can be purchased by the Company pursuant to Article 1.1(c) of this Agreement is 2,732,400. The minimum consideration for the buyback of the Make-even Shares will be the nominal value of the Company Shares, and the maximum consideration will be $10.20 per Company Share. For the avoidance of doubt, the Parties acknowledge that no Company Shares may be bought back until the shareholders of the Company approve the terms of this Agreement at a general meeting.

ARTICLE II
REPRESENTATIONS AND WARRANTIES REGARDING AWN

Subject to the exceptions set forth in Schedule 2 attached hereto (the “AWN Schedule”), AWN hereby represents and warrants to ARWA as follows:

2.1           Approval. By execution of this Agreement, AWN, in its capacity as the sole shareholder of the Company, shall be deemed to have provided its written consent to the approval of this Agreement and authorization for the Company to execute and deliver same, and the approval of the Transactions, including the amendment and restatement of the Company’s memorandum and articles of association as set forth in Section 1.5, the issue and allotment of shares pursuant to Section 1.1(b) and the buyback of shares pursuant to Section 1.1(c), subject to approval of this Agreement and the Transactions by the shareholders of AWN.

NY:1824684.16

2.2           Authority Relative to this Agreement. AWN has full corporate power and authority to: (a) execute and deliver this Agreement and each Transaction Document to which it is a party, (b) perform its obligations hereunder and thereunder and (c) consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by AWN and the consummation by AWN of the transactions contemplated hereby and thereby has been duly and validly authorized by all necessary corporate action on the part of AWN. This Agreement and the Transaction Documents to which it is a party have been or will be, as applicable, duly and validly executed and delivered by AWN and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto, constitute or will constitute, as applicable, the legal and binding obligations of AWN, enforceable against AWN in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.3           No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by AWN do not, and the performance of this Agreement by AWN shall not, (i) conflict with or violate AWN’s Charter Documents, (ii) conflict with or violate any Legal Requirements applicable to AWN, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or trigger or increase any payment to a third party pursuant to, any Contract to which the Company or AWN is a party or by or to which any of the properties or assets of AWN may be bound (an “AWN Contract”), or (iv) result in the creation of a Lien on any of the properties or assets of the Company or AWN pursuant to any AWN Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases, Liens or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on AWN or the Company, or prevent or materially delay the consummation of the Transactions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

(b)     The execution and delivery of this Agreement by AWN does not, and the performance of its obligations hereunder will not, require any Governmental Action/Filing or consent, approval, authorization or permit of, or filing with or notification to, any other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AWN or the Company, or prevent or materially delay the consummation of the Transactions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

2.4           Ownership. AWN owns, and immediately prior to the Closing will own, all of the outstanding Company Shares, free and clear of all Liens, other than Permitted Liens (all of which shall be extinguished as to the Make-even Shares upon transfer of such shares to the Company). AWN shall not assign, sell, transfer or otherwise dispose of the Company Shares. Except for this Agreement, AWN is not, and shall not become, a party to any Contract obligating AWN to assign, sell, transfer or otherwise dispose of any Company Shares.

NY:1824684.16

2.5           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement, none of AWN, AWN’s Affiliates, or any other Person on behalf of AWN or any of AWN’s Affiliates has made, makes or shall be deemed to make, any other express or implied representation or warranty regarding AWN or its subsidiaries (including any representation or warranty with respect to any projection or forecast with respect to AWN, the Company Group, Aevitas or its subsidiaries or any other information provided to ARWA or ARWA’s Affiliates or representatives), and AWN disclaims any such representation or warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing). AWN agrees that neither it nor any of its Affiliates has relied upon or is relying upon any representations or warranties of any kind other than the specific representations and warranties expressly made by ARWA in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Company Schedule”), the Company and AWN (solely with respect to the Company) hereby represent and warrant to, and covenants with, ARWA as follows:

3.1           Organization and Qualification.

(a)     The Company is a corporation duly incorporated, validly existing and, if applicable, in good standing under the laws of the country of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Complete and correct copies of the Charter Documents of the Company, as amended and currently in effect, have been made available to ARWA. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b)     The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

NY:1824684.16

3.2           Subsidiaries.

(a)     All of the Company Group Members (as used in this Section 3.2 “Company Group Members” excludes the Company, as to which representations are made elsewhere in this Article III) are listed on Schedule 3.2. The Company owns all of the outstanding securities of its Subsidiaries, and upon consummation of the Contingent Acquisitions, will own the securities of the Contingent Acquisition Targets, free and clear of all Liens, other than Permitted Liens. Other than this Agreement and the Contracts relating to the Contingent Acquisitions and the Aevitas Acquisition, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Company Group Member is a party or by which any Company Group Member is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of such Company Group Member. Except for other Company Group Members, none of the Company Group Members (i) owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person, (ii) is a party to any agreement or commitment to purchase any such interest, and (iii) other than this Agreement and the Contracts relating to the Contingent Acquisitions and the Aevitas Acquisition, has agreed or is obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Person.

(b)     Each Company Group Member is duly incorporated or formed, validly existing and, if applicable, in good standing under the laws of its state of incorporation (as listed in Schedule 3.2) and has the requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Company Group Member is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group. Complete and correct copies of the Charter Documents of each Company Group Member, as amended and currently in effect, have been heretofore delivered to ARWA. No Company Group Member is in violation of any of the provisions of its Charter Documents.

(c)     Each Company Group Member is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and, if applicable, is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group.

3.3           Capitalization.

(a)     The authorized capital stock of the Company is unlimited and consists exclusively of 5,718,879 shares issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable (“Company Stock”). Schedule 3.3(a) hereto contains a list of all of the shareholders of the Company, the number of shares of Company Stock owned by each shareholder and each shareholder’s residence address.

(b)     No shares of Company Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Stock granted to employees of Company or other parties, outstanding warrants or other rights to purchase Company Stock. Any shares of Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Company is bound obligating the Company to accelerate the vesting of any such options, warrants or other rights as a result of the Transactions. All outstanding shares of Company Stock and any such options, warrants and rights have been issued and granted in compliance with, in all material respects, (x) all applicable Legal Requirements, and (y) all requirements set forth in any applicable Material Company Group Contracts. The Company has delivered to ARWA true and accurate copies of the forms of documents used for the issuance of any such options, warrants and rights and a true and complete list of the holders thereof, including their names and the numbers of shares of Company Stock underlying such options, warrants and rights.

(c)     Except as set forth in Section 3.3(a) or as otherwise contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Company Stock, or obligating the Company to grant, extend, accelerate the vesting, exercisability, exchangeability or convertibility of, or enter into, any such subscription, option, warrant, equity security, call, right, commitment or agreement, including, without limitation, as a result of the entry into this Agreement or the consummation of the Transactions. No outstanding shares of Company Stock are unvested or subject to a repurchase option, risk of forfeiture or other condition under any agreement of any character with the Company.

(d)     Except as contemplated by this Agreement, there are no outstanding registrations rights, voting trusts, proxies, rights plans, anti-takeover plans or other similar agreements with respect to the voting or transfer of the Company Stock to which the Company is a party.

(e)     The Contribution Shares and True-up Shares, upon issuance in accordance with the terms of this Agreement (including the payment to the Company of the applicable purchase price), will be duly authorized, validly issued and such Company Shares will be fully paid and nonassessable.

3.4          Authority Relative to this Agreement. The Company has full corporate power and authority to: (a) execute and deliver this Agreement and the Transaction Documents to which it is a party, (b) perform its obligations hereunder and thereunder and (c) consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the Transactions Documents to which it is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto, constitute or will constitute, as applicable, the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

NY:1824684.16

3.5           No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s or any Company Group Member’s Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any Company Group Contract (as defined in Section 3.19), or (iv) result in the creation of a Lien (other than Permitted Lien) on any of the properties or assets of the Company Group pursuant to any Company Group Contract (as defined in Section 3.19), except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company Group.

(b)     The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any Governmental Action/Filing by any Company Group Member or consent, approval, authorization or permit of, or filing with or notification to, any other third party (including, without limitation, lenders and lessors) by any Company Group Member, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) the consents, approvals, authorizations and permits described in Schedule 3.5(b), (iii) AWN Shareholder Approval, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6           Compliance. The Company Group has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group. No written notice of material non-compliance with any Legal Requirements applicable to the Company Group has been received by the Company Group. The Company Group is not in violation of any term of any Material Company Group Contract (as defined in Section 3.19), except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company Group.

3.7           Financial Statements.

(a)     The Company has made available to ARWA true and complete copies of the audited consolidated financial statements (including any related notes thereto) of the Company and of Aevitas Group Limited (“Aevitas”) and VivoPower Pty Ltd (“VivoPower Pty”) and their respective Subsidiaries as of and for the fiscal years ended March 31, 2016 and 2015 (the “Financial Statements”).

NY:1824684.16

(b)     The Financial Statements comply as to form, and were prepared in accordance, in all material respects, with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of the Company and of Aevitas and VivoPower Pty and their respective Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated.

(c)     There are no outstanding loans or other extensions of credit made by the Company Group to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company that would be prohibited by Section 402 of the Sarbanes-Oxley Act if such section were applicable to the Company Group.

(d)     The books of account, minute books and transfer ledgers and other similar books and records of the Company Group have been maintained in accordance with, in all material respects, good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(e)     Except as otherwise noted in the Financial Statements, the accounts and notes receivable reflected therein: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which the Company has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Company Group as of the date hereof.

(f)     To the knowledge of the Company, the auditors of the Financial Statements have at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

3.8           No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with IFRS, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Financial Statements or in the notes to the Financial Statements, or (ii) such liabilities arising in the ordinary course of the Company’s business since the latest balance sheet date of the Financial Statements, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company Group.

NY:1824684.16

3.9           Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Financial Statements, since the latest balance sheet date of the Financial Statements, there has not been: (a) any Material Adverse Effect on the Company Group, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company Group’s capital stock, or any purchase, redemption or other acquisition by the Company Group of any of the Company Group’s capital stock or any other securities of the Company Group or any options, warrants, calls or rights to acquire any such shares or other securities, (c) any split, combination or reclassification of any of the Company Group’s capital stock, (d) any granting by the Company Group of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business , or any payment by the Company Group of any bonus, except for bonuses made in the ordinary course of business, or any granting by the Company Group of any increase in severance or termination pay or any entry by the Company Group into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company Group of the nature contemplated hereby, (e) entry by the Company Group into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (f) any material change by the Company Group in its accounting methods, principles or practices, except as required by concurrent changes in IFRS, (g) any change in the auditors of the Company Group, (h) any issuance of capital stock of the Company Group, or (i) any revaluation by the Company Group of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company Group other than in the ordinary course of business.

3.10         Litigation. Except as disclosed in Schedule 3.10 hereto, there are no material claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company Group before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11         Employee Benefit Plans.

(a)     All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company Group, or any trade or business (whether or not incorporated) which is under common control with the Company Group, with respect to which the Company Group has liability (individually, a “Plan,” and, collectively, the “Plans”) have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company Group. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened in writing, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened in writing by any Governmental Entity with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company Group does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to ARWA in writing, or as required by this Agreement), or to enter into any new Plan.

NY:1824684.16

(b)     Except as disclosed in Schedule 3.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of the Company Group under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c)     The representations and warranties set forth in this Section 3.11 are sole and exclusive representations and warranties with respect to employee benefit matters relating to the Company Group.

3.12         Labor Matters.

(a)     Except for those which have been made available to ARWA, the Company Group is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company Group nor does the Company know of any activities or proceedings of any labor union to organize any such employees. There are no pending grievance or similar proceedings involving the Company Group and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company Group pursuant to the resolution of any such proceeding that is no longer pending.

(b)     Except as provided for in the collective bargaining agreements and labor union contracts which have been made available to ARWA, each employee and consultant of the Company Group is terminable “at will” subject to applicable notice periods as set forth by law or in the applicable employment or consulting agreement, and there are no agreements or understandings between the Company Group and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of the Company Group’s officers or key employees intends to terminate his or her employment with the Company Group. The Company Group is in compliance in all material respects and, to the Company’s knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company Group and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company Group and any employees or consultants of the Company Group that have not been documented as part of the formal written agreements between any such individuals and the Company Group that have been made available to ARWA.

NY:1824684.16

(c)     The Company Group is in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company has no knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company Group is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company Group does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to the Company’s knowledge, threatened in writing, claims or actions against the Company Group by any employee in connection with such employee’s employment or termination of employment by the Company Group.

(d)     No employee or former employee of the Company Group is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

(e)     The representations and warranties set forth in this Section 3.12 are sole and exclusive representations and warranties with respect to labor matters relating to the Company Group.

3.13         Restrictions on Business Activities. Except as disclosed in Schedule 3.13, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company Group or its assets or to which the Company Group is a party which impairs or restricts any business practice of the Company Group, any acquisition of property by the Company Group or the conduct of business by the Company Group as currently conducted, other than such restrictions, the non-compliance with which would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group.

3.14         Title to Property.

(a)     The Company Group does not own any real property.

(b)     All leases pursuant to which the Company Group leases from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company Group or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Company Group. The Company Group has good and marketable title to the personal property and other property and assets of the Company Group owned, used or held for use in connection with the business of the Company Group (the “Personal Property”), and all such Personal Property is in each case held free and clear of all Liens, other than Permitted Liens.

NY:1824684.16

(c)     The Company Group is in possession of, or has valid and effective rights to, all properties, assets and rights (including, without limitation, real property, Personal Property and Intellectual Property) required for the effective conduct of its business in all material respects, as it is currently conducted and expected to be conducted in the future.

3.15         Taxes.

(a)     The Company Group has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company Group with any Tax authority prior to the date hereof, except such Returns that are not material to the Company Group. All such Returns are true, correct and complete in all material respects. The Company Group has paid all Taxes shown to be due and payable on such Returns.

(b)     All Taxes that the Company Group is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)     The Company Group has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company Group, nor has the Company Group executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company Group has complied, in all material respects, with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(d)     To the knowledge of the Company Group, no audit or other examination of any Return of the Company Group by any Tax authority is presently in progress, nor has the Company Group been notified of any request for such an audit or other examination.

(e)     No adjustment relating to any Returns filed by the Company Group has been proposed in writing, formally or informally, by any Tax authority to the Company Group or any representative thereof.

(f)     The Company Group has no liability for any unpaid Taxes which have not been accrued for or reserved in the Financial Statements, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company Group in the ordinary course of business.

(g)     The representations and warranties set forth in this Section 3.15 are sole and exclusive representations and warranties with respect to tax matters relating to the Company Group.

NY:1824684.16

3.16         Environmental Matters. The Company Group has complied with all applicable Environmental Laws, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group. Without limiting the generality of the foregoing, (a) the properties currently operated or being constructed by the Company Group (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances; (b) the properties formerly owned, operated or constructed by the Company Group were not contaminated with Hazardous Substances during the period of ownership, operation or construction by the Company Group or during any prior period; (c) the Company Group is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property; (d) the Company Group has not experienced any actual or threatened release of any Hazardous Substance into the environment in violation of any Environmental Law; and (e) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances. The Company Group has not received any written notice, demand, letter, claim or request for information alleging that the Company Group may be in violation of or liable under any Environmental Law.

3.17         Brokers; Third Party Expenses. No member of the Company Group has incurred or will incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

3.18         Intellectual Property.

(a)      The Company Group owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted or as presently contemplated to be conducted. No Company Group Intellectual Property or Company Group Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company Group, or which may affect the validity, use or enforceability of such Company Group Intellectual Property or Company Group Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company Group.

(b)     The Company Group owns and has good and exclusive title to each material item of Company Group Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company Group is the exclusive owner of all material registered Trademarks and Copyrights and all material Patents used in connection with the business of the Company Group as presently conducted or as presently contemplated to be conducted, including the sale of any products or the provision of any services by the Company Group.

(c)     To the knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted or is contemplated to be conducted, including the Company Group’s use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company Group has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

NY:1824684.16

(d)     The representations and warranties set forth in this Section 3.18 are sole and exclusive representations and warranties with respect to intellectual property matters relating to the Company Group.

3.19         Agreements, Contracts and Commitments.

(a)     Schedule 3.19 hereto sets forth a complete and accurate list of the following Contracts (collectively, the “Material Company Group Contracts”) to which the Company Group is a party or by or to which any of the properties or assets of the Company Group may be bound, subject or affected, excluding Contracts made in the ordinary course of business for the purchase of equipment and supplies for the construction of solar projects (the “Company Group Contracts”):

(i)     each Contract providing for payments (present or in the next five years) to the Company Group in excess of $1.25 million in the aggregate;

(ii)     any Contract under or in respect of which the Company Group presently has any liability or obligation in excess of (present or in the next five years) $1.25 million;

(iii)     any Contract between the Company Group, on the one hand, and any officer, director, employee, shareholder or holder of derivative securities (“Insider”) of the Company Group or an Affiliate of an Insider of the Company Group, on the other hand, excluding contracts of employment or similar, or contracts relating to the Contingent Acquisitions or Aevitas acquisitions elsewhere disclosed, and excluding transactions between Company Group Members and their wholly owned subsidiaries;

(iv)     any Contract involving any guaranty, direct or indirect, by the Company Group of any obligation for borrowings or otherwise in excess of $500,000, excluding endorsements made for collection in the ordinary course of business and indebtedness or cross guarantees between parent and subsidiary entities or similar;

(v)     any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company Group or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company Group;

(vi)     any Contract to register any shares of the capital stock or other securities of the Company Group with any Governmental Entity;

(vii)     any Contract to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons; and

(viii)     any Company Group Contract for the acquisition of a business within the last twenty-four months.

NY:1824684.16

Each Material Company Group Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s knowledge, no other party to a Material Company Group Contract is the subject of a bankruptcy or insolvency proceeding. True and correct copies of all Material Company Group Contracts and all offers and proposals that, if accepted, would constitute Material Company Group Contracts (or written summaries in the case of oral Material Company Group Contracts or offers or proposals) have been provided to ARWA. Except as set forth in Schedule 3.19, neither the Company Group Members nor, to the best of the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Group Contract, and no party to any Material Company Group Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

3.20        Insurance. The coverages provided by the Company Group’s insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors are adequate in amount and scope for the Company Group’s business and operations, including any insurance required to be maintained by Company Group Contracts.

3.21         Governmental Actions/Filings. The Company Group has been granted and holds, and has made, all material Governmental Actions/Filings necessary to the conduct of the business of the Company Group as presently conducted or used or held for use by the Company Group. Each such Governmental Action/Filing is in full force and effect and the Company Group is in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company Group.

3.22      Interested Party Transactions. Except as disclosed in Schedule 3.22, no Insider of the Company Group or a member of his or her immediate family is indebted to any member of the Company Group, nor is any member of the Company Group indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of a member of the Company Group, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to the knowledge of the Company, no Insider of the Company Group or any member of his or her immediate family is, directly or indirectly, interested in any Material Company Group Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company Group or such Person’s employment with the Company Group).

NY:1824684.16

3.23           Listing. As of the Closing, the Company Shares shall be listed or approved for initial listing on The Nasdaq Stock Market LLC (“Nasdaq”).

3.24        Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the Transactions.

3.25           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement, none of AWN or the Company Group, or their respective Affiliates, or any other Person on behalf of AWN or the Company Group or any of the Company Group’s Affiliates, has made, makes or shall be deemed to make, any other express or implied representation or warranty (including any representation or warranty with respect to any projection or forecast with respect to the Company Group or any other information provided to ARWA or ARWA’s Affiliates or representatives), and AWN and the Company Group disclaim any such representation or warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing). The Company agrees that neither it nor any of its Affiliates has relied upon or is relying upon any representations or warranties of any kind other than the specific representations and warranties expressly made by ARWA in this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ARWA

Subject to the exceptions set forth in Schedule 4 attached hereto (the “ARWA Schedule”), ARWA represents and warrants to, and covenants with, the Company, as follows (as used in this Article IV, and elsewhere in this Agreement, the term “ARWA” includes ARWA’s Subsidiaries, unless the context clearly otherwise indicates):

4.1           Organization and Qualification. ARWA is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. ARWA is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, to have a Material Adverse Effect on ARWA.

4.2          Warrants, Rights, Etc. Except as disclosed in the ARWA SEC Reports, ARWA has no convertible securities, exchangeable securities, warrants, options or other rights outstanding that, pursuant to their terms, as a result of the consummation of the Transactions, will become convertible, exchangeable or exercisable for any shares, warrants, options or other securities of the Company.

NY:1824684.16

4.3          Authority Relative to this Agreement. ARWA has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that ARWA has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out ARWA’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Transactions). The execution and delivery of this Agreement by ARWA and the consummation by ARWA of the transactions contemplated hereby (including the Transactions) have been duly and validly authorized by all necessary corporate action on the part of ARWA, and no other corporate proceedings on the part of ARWA are necessary to authorize this Agreement or to consummate the Transactions, other than the ARWA Shareholder Approval. This Agreement has been duly and validly executed and delivered by ARWA and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of ARWA, enforceable against ARWA in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.4           No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by ARWA do not, and the performance of this Agreement by ARWA shall not: (i) conflict with or violate ARWA’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair ARWA’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of ARWA pursuant to, any Contract to which ARWA is a party or by or to which any of the properties or assets of ARWA may be bound (an “ARWA Contract”), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on ARWA.

(b)     The execution and delivery of this Agreement by ARWA does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which ARWA is qualified to do business, (ii) the qualification of ARWA as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on ARWA, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

NY:1824684.16

4.5           ARWA SEC Reports and Financial Statements.

(a)     ARWA has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since April 30, 2015 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “ARWA SEC Reports”). None of the ARWA SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of ARWA (“ARWA Audited Financial Statements”) and unaudited interim financial statements of ARWA (“ARWA Unaudited Financial Statements” and, together with the ARWA Audited Financial Statements, the “ARWA Financial Statements”) (including, in each case, the notes and schedules thereto) included in the ARWA SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of ARWA and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b)     ARWA has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to ARWA is made known to ARWA’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To ARWA’s knowledge, such disclosure controls and procedures are effective in timely alerting ARWA’s principal executive officer and principal financial officer to material information required to be included in ARWA’s periodic reports required under the Exchange Act.

(c)     ARWA has established and maintained a system of internal controls. To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of ARWA’s financial reporting and the preparation of ARWA’s financial statements for external purposes in accordance with U.S. GAAP.

(d)     There are no outstanding loans or other extensions of credit made by ARWA to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ARWA. ARWA has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)     The books of account, minute books and transfer ledgers and other similar books and records of ARWA and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f)     Except as otherwise noted in the ARWA Financial Statements, the accounts and notes receivable of ARWA and its Subsidiaries reflected in the ARWA Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which ARWA has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of ARWA or any of its subsidiaries as of the date hereof.

NY:1824684.16

4.6           No Undisclosed Liabilities. ARWA (including its Subsidiaries) has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to ARWA Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent ARWA Financial Statements or in the notes to the most recent ARWA Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since the date of the most recent ARWA Financial Statement, none of which, individually or in the aggregate, would have a Material Adverse Effect on ARWA and its Subsidiaries taken as a whole.

4.7          Litigation. There are no claims, suits, actions or proceedings pending or to ARWA’s knowledge, threatened against ARWA, before any Governmental Entity.

4.8           Brokers. Except as set forth in Schedule 4.8, ARWA has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

4.9         Interested Party Transactions. No Insider of ARWA or a member of his or her immediate family is indebted to ARWA, nor is ARWA indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of ARWA, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to the knowledge of ARWA, no Insider of ARWA or a member of his or her immediate family is directly or indirectly a party to or has a material interest in any ARWA Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of ARWA or such Person’s employment with ARWA).

4.10        Listing. The ARWA Ordinary Shares are listed on the Nasdaq. There is no action or proceeding pending or, to ARWA’s Knowledge, threatened against ARWA by the Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of the ARWA Ordinary Shares on the Nasdaq.

4.11          Board Approval. The board of directors of ARWA has, as of the date of this Agreement, subject to the ARWA Shareholder Approval, unanimously (i) approved this Agreement and the Transactions and (ii) determined that the Transactions are in the best interests of the shareholders of ARWA.

4.12         Trust Fund. As of the date hereof and as of immediately prior to the Closing, ARWA has and will have no less than $84,456,000 in a trust account administered by Continental (the “Trust Fund”), less such amounts, if any, as ARWA is required to pay to shareholders who exercise their Conversion Rights in accordance with the provisions of ARWA’s Charter Documents, as now in effect or hereafter amended.

NY:1824684.16

4.13        No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement, none of ARWA, ARWA’s Affiliates or any other Person on behalf of ARWA or any of ARWA’s Affiliates has made, makes or shall be deemed to make, any other express or implied representation or warranty, and ARWA disclaims any such representation or warranty disclaims any such representation or warranty. ARWA agrees that neither it nor any of its Affiliates has relied upon or is relying upon any representations or warranties of any kind, whether written or oral, express or implied, other than the specific representations and warranties expressly made by AWN or the Company in this Agreement.

ARTICLE V
CONDUCT PRIOR TO THE CLOSING DATE

5.1           Conduct of Business by the Company. Except as contemplated by this Agreement or as otherwise consented to in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and ARWA shall, and shall cause each of their respective Subsidiaries to, carry on its business in the usual, regular and ordinary course, and in compliance with all applicable Legal Requirements (except where noncompliance would not have a Material Adverse Effect), pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement and except as required by applicable Legal Requirements, without the prior written consent of the other party (which consent shall not be unreasonably withheld), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and ARWA shall not, and shall not permit any of their respective Subsidiaries to, do any of the following:

(a)     Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)     Grant any material severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof, or adopt any new material severance plan, or amend or modify or alter in any manner any material severance plan, agreement or arrangement existing on the date hereof;

(c)     Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business provided that in no event shall the Company Group or ARWA license on an exclusive basis or sell any Intellectual Property;

NY:1824684.16

(d)     Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)     Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of the Company Group or ARWA;

(f)     Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g)     Amend its Charter Documents, other than any amendment by ARWA necessary to extend the time for ARWA to complete an initial business combination and to provide the holders of Public Shares the opportunity to convert their shares into a pro rata portion of the Trust Fund in connection therewith;

(h)     Other than the Contingent Acquisitions and the acquisition of Aevitas or in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ARWA or the Company Group, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services; it being acknowledged and agreed that, for purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement/Prospectus;

(i)     Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) in the ordinary course of business, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)     Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, in each case except in the ordinary course of business or to conform to the requirements of any applicable law;

NY:1824684.16

(k)     Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of the APG Loan and any liabilities recognized or disclosed in the most recent Financial Statements or in the financial statements included in the ARWA SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements in the ordinary course of business, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which ARWA is a party or of which ARWA is a beneficiary, as applicable;

(l)     Except in the ordinary course of business, modify, amend or terminate any Company Contract or ARWA Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(m)     Except as required by IFRS, revalue any of its assets or make any change in accounting methods, principles or practices;

(n)     Except in the ordinary course of business, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $300,000 in any 12 month period;

(o)     Settle any litigation where the consideration given is other than monetary or to which an Insider of ARWA or the Company Group, as applicable, is a party;

(p)     Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes;

(q)     Form or establish any subsidiary except in the ordinary course of business or as contemplated by this Agreement;

(r)     Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(s)     Make capital expenditures except in accordance with prudent business and operational practices;

NY:1824684.16

(t)     Make or omit to take any action which would to have a Material Adverse Effect;

(u)     Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Subsidiaries other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(v)     Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (v) above.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1           Registration Statement; Shareholder and Warrantholder Meetings.

(a)     As soon as is reasonably practicable after receipt by ARWA from the Company of all financial and other information relating to the Company as ARWA may reasonably request for its preparation, ARWA and the Company shall prepare and the Company shall file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a Registration Statement on Form F-4 with respect to the issuance of Company Shares by the Company and the distribution thereof by ARWA (the “Registration Statement”), which shall include proxy materials for the purpose of:

(i)     soliciting proxies from holders of ARWA Ordinary Shares to vote in favor of (A) the adoption of this Agreement and the approval of the Transactions (“ARWA Shareholder Approval”) and (B) the winding up, liquidation and dissolution of ARWA (the “Dissolution Proposal”), at a meeting of holders of ARWA Ordinary Shares to be called and held for such purpose (the “Shareholder Meeting”); and

(ii)     soliciting proxies from holders of ARWA Warrants to vote, at a meeting of holders of ARWA Warrants (the “Warrantholder Meeting”), in favor of an amendment to the Warrant Agreement, dated April 30, 2015 (the “Warrant Agreement”), by and between ARWA and Continental, providing that, upon the consummation of the Transactions, each ARWA Warrant shall, automatically and without any action by the registered holder thereof, or any prior notice by ARWA, be exchanged and deemed transferred by such registered holder to ARWA in consideration for the right to receive payment in the amount of 1/20th of one Company Share per ARWA Warrant (the “Consideration”), and such registered holder shall cease to have any rights with respect to the ARWA Warrants other than the right to receive the Consideration (“ARWA Warrantholder Approval”).

NY:1824684.16

Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of ARWA Ordinary Shares and ARWA Warrants for the matters to be acted upon at the Shareholder Meeting and Warrantholder Meeting and the distribution of the Company Shares (the “Proxy Statement/Prospectus”), which shall also be filed with the SEC on Schedule 14A. The Company shall furnish to ARWA all financial and other information concerning the Company as ARWA may reasonably request in connection with the preparation of the Proxy Statement/Prospectus. The Company and its counsel and ARWA and its counsel shall be given an opportunity to review and comment on the and Registration Statement prior to its filing with the SEC. ARWA and the Company shall promptly respond to any SEC comments on the Registration Statement and ARWA and the Company shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. ARWA and the Company shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b)     As soon as practicable following the effectiveness of the Registration Statement, ARWA shall distribute the Proxy Statement/Prospectus to the holders of ARWA Ordinary Shares, ARWA Rights and ARWA Warrants and, pursuant thereto, shall call the Shareholder Meeting and Warrantholder Meeting in accordance with its Charter Documents, the Warrant Agreement and the Companies Law and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Transactions and the other matters presented to the shareholders and warrantholders of ARWA for approval or adoption at the Shareholder Meeting and the Warrantholder Meeting, including, without limitation, the matters described in Section 6.1(a).

(c)     The Company and ARWA shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable provisions of the Companies Law and other applicable corporate law in the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus, the solicitation of proxies thereunder, the calling and holding of the Shareholder Meeting and Warrantholder Meeting and the distribution of the Company Shares. Without limiting the foregoing, ARWA shall ensure that the Proxy Statement/Prospectus does not, as of the date on which it is first distributed to holders of ARWA Ordinary Shares and ARWA Warrants, and as of the date of the Shareholder Meeting and Warrantholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that ARWA shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement/Prospectus). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to holders of ARWA Ordinary Shares or ARWA Warrants or at the time of the Shareholder Meeting or Warrantholder Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. ARWA represents and warrants that the information relating to ARWA supplied by ARWA for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to holders of ARWA Ordinary Shares or ARWA Warrants or at the time of the Shareholder Meeting or Warrantholder Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

NY:1824684.16

(d)     ARWA, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of ARWA Ordinary Shares vote in favor of the adoption of this Agreement and the approval of the Transactions, and that the holders of ARWA Warrants vote in favor of the amendment to the Warrant Agreement contemplated hereby, and shall otherwise use commercially reasonable best efforts to obtain ARWA Shareholder Approval and ARWA Warrantholder Approval.

6.2           Directors and Officers of the Company After Transactions. The Parties shall take all necessary action so that the persons listed in Schedule 6.2 are elected to the positions of officers and directors of the Company, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 6.2 is unable to serve, the Party appointing such Person shall designate a successor; provided that, if such designation is to be made after the Closing, any successor to a Person designated by ARWA shall be made by a majority of the individuals who were independent directors of ARWA as of the date of the Closing.

6.3           Other Actions.

(a)     As promptly as practicable after execution of this Agreement, ARWA will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“ARWA Signing Form 8-K”), which the Company may review and comment upon prior to filing. Any language included in the Signing Form 8-K that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Section 6.1(a) and Section 6.4, be deemed to have been approved by the Company and may henceforth be used by ARWA in other filings made by it with the SEC and in other documents distributed by ARWA in connection with the transactions contemplated by this Agreement without further review or consent of the Company. Promptly after the execution of this Agreement, ARWA and the Company shall also issue a joint press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)     At least five (5) days prior to Closing, each of the Company and ARWA shall prepare a draft Report of Foreign Private Issuer on Form 6-K or Current Report on Form 8-K, as applicable, announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (collectively, the “Closing Form 8-K”), each of which shall be in a form reasonably acceptable to the other Party. Prior to Closing, ARWA and the Company shall prepare a press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, ARWA shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, each of the Company and ARWA shall file the Closing Form 8-K with the Commission.

NY:1824684.16

6.4           Required Information. In connection with the preparation of ARWA Signing Form 8-K, the Signing Press Release, the Proxy Statement/Prospectus, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of ARWA and/or the Company to any Government Entity or other third party in connection with Transactions and the other transactions contemplated hereby, and for such other reasonable purposes, the Company and ARWA each shall, upon request by the other, furnish the other with all financial and other information concerning themselves, their respective directors, officers and stockholders (including the directors of the Company to be appointed or elected effective as of the Closing pursuant to Section 6.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transactions. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Any such information consisting of financial statements shall be prepared in accordance with IFRS, as modified by the rules and regulations of the SEC, applied on a consistent basis to prior periods and shall fairly present in all material respects the financial position of such party at the date thereof and the results of its operations and cash flows for the period indicated, except that any such interim financial statements shall be subject to normal audit adjustments that shall not be expected to have a Material Adverse Effect on such party taken as a whole and shall not include all footnotes.

6.5           Confidentiality; Access to Information.

(a)     Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Subject to the provisions of Section 6.6, each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law or stock exchange or regulatory authority rule. In the event this Agreement is terminated as provided in Article IX hereof, each party (i) will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Transactions contemplated hereby, and (ii) will use its commercially reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Transactions contemplated hereby.

(b)     Access to Information.

(i)     The Company will afford ARWA and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as ARWA may reasonably request. No information or knowledge obtained by ARWA in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

NY:1824684.16

(ii)     ARWA will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of ARWA during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of ARWA, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

6.6         Public Disclosure. From the date of this Agreement until the earlier of the Closing and termination of this Agreement pursuant to Article IX, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of ARWA (in the case of the Company) or the Company (in the case of ARWA), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, to the extent practicable, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

6.7           Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining and/or making of all necessary Governmental Actions/Filings and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 3.5(b), (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (e) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement. This obligation shall include, on the part of ARWA, in connection with the Closing, sending a termination letter to Continental in substantially the form of Exhibit 6.7 attached to the Investment Management Trust Agreement by and between ARWA and Continental dated as of April 30, 2015. In connection with and without limiting the foregoing, ARWA and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions or this Agreement, use its commercially reasonable best efforts to enable the Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require ARWA or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

NY:1824684.16

6.8          Registration Rights Agreement. At the Closing, the Company, the Persons (the “Investors”) listed under “Investor” on the signature page to that certain Registration Rights Agreement with the Company dated April 30, 2015 (the “Original Registration Rights Agreement”) and AWN shall enter into a registration rights agreement (the “Registration Rights Agreement”), which will replace the Original Registration Rights Agreement, in form and substance mutually agreeable to the Company, the Investors and AWN, pursuant to which the Company will under certain circumstances agree to register for resale under the Securities Act (i) the Company Shares held by AWN as of immediately after the Closing and (ii) the Company Shares issued to the Investors in the Transactions or otherwise in respect of the “Registrable Securities” as defined in the Original Registration Rights Agreement.

6.9          Sale Restrictions. Concurrently with the execution of this Agreement, AWN shall have executed the lock-up agreement in the form of Exhibit 6.9 hereto (“Lock-Up Agreement”).

6.10         No Securities Transactions. Neither the Company nor any of its Subsidiaries, directly or indirectly, shall engage in any transactions involving the securities of ARWA prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors and employees, and shall use commercially reasonable best efforts to require each of its agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

6.11         No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, each of the Company and AWN acknowledges that it has read ARWA’s final prospectus dated April 30, 2015 and understands that ARWA has established the Trust Fund for the benefit of ARWA’s public shareholders and that ARWA may disburse monies from the Trust Fund only (a) to ARWA’s public shareholders in the event they elect to convert their shares into cash in accordance with ARWA’s Charter Documents and/or the liquidation of ARWA, (b) to ARWA after, or concurrently with, the consummation of a business combination, (c) solely with respect to interest earned on the monies held in the Trust Fund, to ARWA to pay its income or other tax obligations and for its working capital requirements. Each of the Company and AWN further acknowledges that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 6, 2016, unless extended in accordance with ARWA’s Charter Documents, ARWA will be obligated to return to its shareholders the amounts being held in the Trust Fund. Accordingly, the Company and AWN, for themselves and their respective Subsidiaries, affiliated entities, directors, officers, employees, shareholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against ARWA to collect from the Trust Fund any monies that may be owed to them by ARWA for any reason whatsoever, including but not limited to a breach of this Agreement by ARWA or any negotiations, agreements or understandings with ARWA (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of ARWA and the Company.

NY:1824684.16

6.12        Disclosure of Certain Matters. Each of ARWA and the Company will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, or (c) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend the AWN Schedule, the Company Schedule and the ARWA Schedule (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules; provided, that such no supplement or amendment shall be taken into account for purposes of determining the satisfaction of the conditions in Article VII or for the purposes of Sections 9.1(d) or 9.1(e). The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate upon the earlier of the termination of this Agreement pursuant to Article IX and the Closing Date.

6.13         Securities Listing. ARWA and the Company shall use commercially reasonable best efforts to obtain the listing for trading of the Company Shares on Nasdaq.

6.14         Acquisition Proposals. The Company agrees that (i) the Company and AWN and their respective officers and directors shall not, (ii) the Subsidiaries and their respective officers and directors shall not and (iii) the Company, AWN and the Subsidiaries shall use reasonable best efforts to ensure that their respective stockholders, investment bankers, financial advisors, attorneys, accountants, employees, consultants or other agents, advisors and representatives do not (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making, submission or reaffirmation of any proposal or offer with respect to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving any member of the Company Group or any proposal or offer to acquire in any manner an equity interest in any member of the Company Group, or the assets, securities or other ownership interests of or in any member of the Company Group, other than sales of assets in the ordinary course of business and the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”) or (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal or execute or enter into any agreement, understanding, letter of intent or arrangement with respect to any Acquisition Proposal.

NY:1824684.16

6.15         Charter Protections; Directors’ and Officers’ Liability Insurance.

(a)     All rights to indemnification and advancement of expenses for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of ARWA as provided in the Charter Documents of ARWA or in any indemnification agreements shall survive the Transactions and shall continue in full force and effect in accordance with their terms, and the Company shall assume all obligations of ARWA under such documents in full from and after the Closing. From and after the Closing, the Company shall provide rights to indemnification and advancement of expenses in favor of the directors and officers appointed in connection with Section 6.2, which are at least as favorable to such individuals as the rights to indemnification and advancement of expenses now existing in favor of the current directors and officers of ARWA, including by entering into indemnification agreements with such Persons.

(b)     For a period of six (6) years after the Closing Date, each of ARWA and the Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by ARWA and the Company, respectively (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date; provided, however, that in lieu of the foregoing, ARWA may purchase “tail” insurance coverage that provides coverage identical in all material respects to the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability policies, for a period of not less than six (6) years after the Closing, from insurance carriers with the same or better rating as ARWA’s current applicable insurance carriers, that provides coverage for events occurring at or prior to the Closing (including the Transactions) that is no less favorable than the existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

(c)     If Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of ARWA assume the obligations set forth in this Section 6.15.

(d)     The provisions of this Section 6.15 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of ARWA for all periods ending on or before the Closing Date and may not be changed without the consent of a majority of the individuals who were independent directors of ARWA as of the date of the Closing.

6.16         Insider Loans. The Company shall use its best efforts to cause each director and executive officer of the Company and each Subsidiary to, at or prior to Closing (i) repay to the Company and each Subsidiary any loan by the Company or such Subsidiary to such Person and any other amount owed by such Person to the Company; (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) except as disclosed in Schedule 7.3(h), cease to own any direct material equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “VivoPower” or any derivative thereof.

NY:1824684.16

6.17         Certain Financial Information. Within twenty (20) business days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver, and shall cause the VivoPower Pty and Aevitas to deliver, to ARWA unaudited consolidated management accounts of the Company and VivoPower Pty and Aevitas for such month, including a balance sheet, statement of operations, statement of cash flows and statement of shareholders’ equity, prepared in accordance with IFRS applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly presenting in all material respects the financial position of the Company and VivoPower Pty and Aevitas at the date thereof and the results of their operations and cash flows for the period indicated, except that such management accounts need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

6.18          Access to Financial Information. The Company will, and will cause its auditors to (a) continue to provide ARWA and its advisors full access to all of the Company’s financial information used in the preparation of its Financial Statements and the financial information furnished pursuant to Sections 6.4 and 6.17 hereof and (b) cooperate fully with any reviews performed by ARWA or its advisors of any such financial statements or information.

6.19        ARWA Borrowings. Through the Closing, ARWA shall be allowed to borrow funds from its directors, officers and/or shareholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of ARWA in due course on a non-interest bearing basis and repayable at Closing (or convertible into securities of ARWA in accordance with the terms of the promissory notes issued to evidence the borrowing, consistent with the terms set forth in the Final Prospectus).

6.20         Trust Fund Disbursement. ARWA shall cause the Trust Fund to be disbursed to ARWA or as directed by ARWA immediately upon the Closing. At Closing, the Trust Fund may be disbursed to pay the Contribution Amount (from which amounts may be deducted to pay the sellers in the Contingent Acquisitions), the True-up Amount and all liabilities of ARWA due and owing or incurred at or prior to the Closing, including, without limitation, all amounts payable to ARWA shareholders electing to exercise their Conversion Rights, tax liabilities, deferred underwriting discounts and commissions or business combination marketing fees, director’s and officer’s insurance and amounts payable to third parties (e.g., professionals, printers, etc.) who have rendered services to ARWA in connection with its efforts to effect a business combination, including the Transactions, and adequate reserves shall be made against amounts distributed from the Trust Fund therefor.

NY:1824684.16

6.21         Contingent Acquisitions. The Company and AWN shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the consummation of the acquisition of the businesses set forth on Schedule 6.21 (the “Contingent Acquisition Targets”), on the terms described therein (the “Contingent Acquisitions”), including the consummation of the acquisition (the “VivoPower Acquisition”) of approximately 80% of VivoPower Pty ordinary shares and 100% of Series B redeemable preference shares and the acquisition (the “OptionCo Acquisition”) of 100% of Aevitas O Holdings Pty Ltd (“OptionCo”) simultaneously with the Closing of the Transactions or as soon thereafter as practicable, after which the options to acquire ordinary shares in Aevitas granted to OptionCo by the holders of 99.94% of those ordinary shares will be exercised, further ordinary shares will be issued to OptionCo by Aevitas in accordance with the facilitation agreement dated on or about June 1, 2016 between Aevitas and OptionCo (the “Facilitation Agreement”), a special dividend will be declared in relation to the convertible non-cumulative preference shares (“CP Shares”) as proposed in the Facilitation Agreement and the notes and CP Shares issued by Aevitas will be redeemed in accordance with their terms and the Facilitation Agreement (the “Aevitas Acquisition”). The Company and AWN represent to ARWA that, upon consummation of the Contingent Acquisitions and the Aevitas Acquisition, except as set forth in Schedule 6.21, the Company or one of its Subsidiaries shall own all of the outstanding securities of each Contingent Acquisition Target and of Aevitas, free and clear of all Liens, and there shall be no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which such Contingent Acquisition Target or Aevitas is a party or by which such Contingent Acquisition Target or Aevitas is bound obligating such Contingent Acquisition Target or Aevitas to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of such Contingent Acquisition Target or Aevitas.

6.22        AWN Shareholder Approval. AWN shall use its best efforts to take, or cause to be taken, all actions necessary to obtain the AWN Shareholder Approval.

6.23          Incentive Plan. VivoPower International Services Ltd., a wholly owned subsidiary of the Company (“MidCo”), shall establish a separate class of non-voting securities that may be used by the Company to incentivize officers and employees of the Company and the Subsidiaries.

6.24         Insider Escrow Arrangement. ARWA shall cause Continental, or another escrow agent, to agree to hold the Company Shares to be issued upon the Closing to the shareholders of ARWA who were shareholders of ARWA prior to ARWA’s initial public offering (the “IPO Insiders”) as nominee for the IPO Insiders and to hold such Company Shares following the Closing in accordance with the terms set forth in that certain Share Escrow Agreement, dated as of April 30, 2015, by and between ARWA, the IPO Insiders and Continental.

6.25         Project Management Fee. At or prior to the Closing, VivoPower USA, LLC (“Vivo USA”) and AWN shall enter into a Fee and Loan Agreement, in the form of Exhibit 6.25 hereto, providing that, in consideration for the project management and ancillary services that AWN has and will continue to provide to Vivo USA and its related entities in relation to and as preparation for the Transactions, Vivo USA will pay AWN a fee of $5,800,000, and AWN will loan Vivo USA $5,800,000 to pay such fee, on the terms and subject to the conditions set forth therein.

NY:1824684.16

6.26        UK Takeover Code. The Parties acknowledge and agree that it is their intention that the Company shall not be subject to the rules of the UK Takeover Code or to the jurisdiction of the UK Takeover Panel. Accordingly, the Company’s board of directors will be composed of a sufficient number of residents outside the UK, Channel Islands and Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code such that the rules of the UK Takeover Code or to the jurisdiction of the UK Takeover Panel do not apply.

Accordingly, a majority of the directors of the Company will be resident outside the UK, Channel Islands and Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code. It is further acknowledged by the Parties that in the event there is an equal number of directors of the Company that the UK Takeover Panel will look to the residency of the Chairman of the Company, as the possessor, pursuant to the articles of association of the Company, of the casting vote in the event of an equality of votes in any matter being voted on by the board, when determining whether the Company is subject to the rules of the UK Takeover Code or to the jurisdiction of the UK Takeover Panel. Accordingly, until such time as a majority of directors are resident outside of the UK the Chairman of the Company will be resident outside the UK, Channel Islands and Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code.

ARTICLE VII
CONDITIONS TO THE TRANSACTION

7.1          Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)     ARWA Shareholder Approval. The ARWA Shareholder Approval shall have been duly approved and adopted by the shareholders of ARWA by the requisite vote under applicable corporate law and the ARWA Charter Documents.

(b)     ARWA Warrantholder Approval. The ARWA Warrantholder Approval shall have been duly approved and adopted by the warrantholders of ARWA by the requisite vote under the Warrant Agreement.

(c)     ARWA Conversions. Holders of no more than 2,732,400 of the ARWA Ordinary Shares issued in ARWA’s initial public offering of securities shall have exercised their Conversion Rights.

(d)     NASDAQ Listing. The Company Shares shall have been approved for listing on Nasdaq, subject to providing evidence of at least 300 Round Lot Holders (as such term is defined in Rule 5005(a)(37) of the Nasdaq Listing Rules) following consummation of the Transactions.

(e)     AWN Shareholder Approval. AWN Shareholder Approval shall have been obtained.

NY:1824684.16

(f)     No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered (or have pending) any Legal Requirement (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, substantially on the terms contemplated by this Agreement.

(g)     Registration Statement. The Registration Statement shall have been declared effective by the SEC.

7.2           Additional Conditions to Obligations of the Company. The obligations of the Company and AWN to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and AWN:

(a)     Representations and Warranties. Each representation and warranty of ARWA contained in this Agreement that is (i) qualified as to materiality shall have been true and correct on and as of the Closing Date with the same force and effect as if made at and as of the Closing (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date), and (ii) not qualified as to materiality shall have been true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at and as of the Closing (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date). The Company shall have received a certificate with respect to the foregoing signed on behalf of ARWA by an authorized officer of ARWA (“ARWA Closing Certificate”).

(b)     Agreements and Covenants. ARWA and its Affiliates shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The ARWA Closing Certificate shall include a provision to such effect.

(c)     No Litigation.      No action, suit or proceeding shall be pending or threatened (in writing) before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)     Consents. ARWA shall have obtained the consents, waivers and approvals required to be obtained by ARWA in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ARWA or otherwise prevent or materially delay the consummation of the transactions contemplated hereby. The ARWA Closing Certificate shall include a provision to such effect.

(e)     Other Deliveries. At or prior to Closing, ARWA shall have delivered to the Company (i) copies of resolutions and actions taken by ARWA’s board of directors and shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

NY:1824684.16

(f)     SEC Compliance. Immediately prior to Closing, ARWA shall be in compliance with the reporting requirements under the Securities Act and Exchange Act.

(g)     Trust Fund. ARWA shall have made appropriate arrangements to have the Trust Fund, which shall contain no less than the amount referred to in Section 4.12, dispersed in accordance with Section 6.20, immediately upon the Closing.

(h)     Transaction Fees and Expenses. The aggregate of Transaction Fees and Expenses will not exceed $8,000,000.

7.3           Additional Conditions to the Obligations of ARWA. The obligations of ARWA to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by ARWA:

(a)     Representations and Warranties. Each representation and warranty of the Company and AWN contained in this Agreement that is (i) qualified as to materiality shall have been true and correct on and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date), and (ii) not qualified as to materiality shall have been true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date). ARWA shall have received a certificate with respect to the foregoing signed on behalf of the Company and AWN by an authorized officer of the Company and AWN, respectively (“Company Closing Certificate”).

(b)     Agreements and Covenants. The Company and AWN shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date. The Company Closing Certificate shall include a provision to such effect.

(c)     No Litigation. No action, suit or proceeding shall be pending or threatened (in writing) before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely the right of the Company to own, operate or control any of the assets and operations of the Company following the Transactions, or (iv) affect materially and adversely or otherwise encumber the title of the Company Shares to be issued by the Company in connection with the Transactions, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)     Consents. The Company and AWN shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company or AWN in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or otherwise prevent or materially delay the consummation of the transactions contemplated hereby. The Company Closing Certificate shall include a provision to such effect.

NY:1824684.16

(e)     Other Deliveries. At or prior to Closing, the Company shall have delivered to ARWA: (i) copies of resolutions and actions taken by the Company's board of directors and AWN in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by ARWA and its counsel in order to consummate the transactions contemplated hereunder.

(f)     Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(g)     Resignations.     The persons listed in Schedule 7.3(g) shall have resigned from all of their positions and offices with the Company.

(h)     Insider Loans; Equity Ownership in Subsidiaries. All outstanding indebtedness owed by the directors and executive officers of the Company shall have been repaid in full and all outstanding guaranties and similar arrangements pursuant to which the Company has guaranteed the payment or performance of any obligations of any of the directors and executive officers of the Company to a third party shall have been terminated; and no director or executive officer of the Company shall own any direct material equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “VivoPower” or any derivative thereof except as disclosed in Schedule 7.3(h).

(i)     Contingent Acquisitions. All conditions precedent set out in the agreements for the VivoPower Acquisition and the OptionCo Acquisition, other than the conditions set out in clause 2.1(c) (with heading “Conditions to completion of Business Combination Transaction”) and clause 2.1(d) (with heading “Release of ARWA trust funds”) of those agreements, shall have been satisfied or waived, and each party to each such acquisition shall stand ready, willing and able to consummate such acquisition upon distribution of the Trust Fund.

(j)     Company Net Debt. The aggregate Net Debt (as hereafter defined) of the Company and, without duplication, of Aevitas and VivoPower Pty , excluding Permitted Debt (as hereafter defined), as set forth in the most recent monthly financial information provided to ARWA, shall not exceed $25,000,000. “Net Debt” shall mean all debt less Permitted Debt, less cash and cash equivalents. “Permitted Debt” shall mean all construction debt and tax equity associated with IS-31 that is non-recourse to the Company, any other solar project related debt or tax equity that is non-recourse to the Company, Aevitas notes and other Aevitas indebtedness up to a maximum of $1.5 million.

(k)     Lock-Up Agreements. The Lock-Up Agreements shall have been executed and delivered by those Persons required by the terms of this Agreement and shall all be in full force and effect, and lock up agreements have been entered into by the counterparties to the VivoPower Acquisition on terms satisfactory to ARWA.

NY:1824684.16

(l)     Company Resolutions. AWN, as the sole shareholder of the Company, shall have approved the amendment and restatement of the Company’s memorandum and articles of association as set forth in Section 1.5, the issue and allotment of shares pursuant to Section 1.1(b) and the approval of the terms of this Agreement in order to fund the buyback of Company Shares pursuant to Section 1.1(c).

ARTICLE VIII
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties and covenants of the Parties contained herein shall not survive the Closing, except for those covenants contained herein that by their terms apply or are to be performed in whole or in part after the Closing. There are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement after the Closing, except for covenants to be performed in whole or in part after the Closing. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to the other party for any consequential, special or punitive damages (except to the extent of third party claims therefor).

ARTICLE IX
TERMINATION

9.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by mutual written agreement of ARWA and the Company at any time;

(b)     by either ARWA or the Company if the Transactions shall not have been consummated by June 30, 2017; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)     by either ARWA or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, ruling or other action is final and nonappealable;

(d)     by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of ARWA set forth in this Agreement, or if any representation or warranty of ARWA shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by ARWA is curable by ARWA prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from the Company to ARWA of such breach, provided ARWA continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by ARWA is cured during such thirty (30) day period); or

NY:1824684.16

(e)     by ARWA, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or AWN set forth in this Agreement, or if any representation or warranty of the Company or AWN shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company or AWN prior to the Closing Date, then ARWA may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from ARWA to the Company of such breach, provided the Company and AWN continue to exercise commercially reasonable best efforts to cure such breach (it being understood that ARWA may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Company or AWN is cured during such thirty (30) day period).

(f)     by either ARWA or the Company, if, at the Shareholder Meeting (including any adjournments thereof), the ARWA Shareholder Approval is not obtained, or holders of more than 2,732,400 of the ARWA Ordinary Shares issued in ARWA’s initial public offering of securities and outstanding immediately before the Closing have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with ARWA’s Charter Documents.

(g)     by either ARWA or the Company if AWN Shareholder Approval is not obtained at the meeting of AWN shareholders called for such purpose; provided, however, that the right to terminate this Agreement under this Section 9.1(g) shall not be available to the Company if the Company or AWN is in breach of Section 6.22.

9.2           Notice of Termination; Effect of Termination.

(a)     Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto.

(b)     In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Sections 6.5, 6.11, 9.2 and 9.3 and Article XI (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

9.3           Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transactions are consummated.

NY:1824684.16

ARTICLE X
DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“APG Loan” means aggregate principal and accrued interest amount outstanding owed by Aevitas to Arowana Partners Group pursuant to the loan agreements between Aevitas and Arowana Partners Group. The aggregate principal and accrued interest is A$692,581 as of June 30, 2016.

“AWN Shareholder Approval” shall mean all necessary resolutions of the shareholders of AWN have been passed to approve the Transaction and all other transactions contemplated hereby, including the Contingent Acquisitions for all relevant purposes.

“Charter Documents” means, with respect to any entity, the memorandum and articles of organization, articles of incorporation, certificate of formation, bylaws, operating agreement, articles of association, partnership agreement or other comparable instruments relating to the creation, organization, governance and management of such entity.

“Company Group” means, collectively, the Company, the Contingent Acquisition Targets and Aevitas, and their respective Subsidiaries.

“Company Group Member” means any Person that is part of the Company Group.

“Contract” means any written or oral contract, agreement, lease, mortgage, indenture, note, bond, license, permit, franchise, purchase order, sales order, instrument, option, warranty, license, insurance policy, benefit plan or other understanding, commitment, undertaking or other legally binding obligation, including outstanding offers and proposals.

“Continental” means Continental Stock Transfer & Trust Company.

“Copyrights” means all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world.

“Environmental Law” means any Legal Requirement relating to (a) the protection, investigation or restoration of the environment, health and safety, or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Action/Filing” means any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, or any notice to, any Governmental Entity

NY:1824684.16

“Governmental Entity” shall mean any (a) international, national, federal, state, multi-state, provincial, municipal or other local government, or political subdivision thereof, or (b) court, magistrate, tribunal, arbiter, arbitration panel, administrative agency, commission, bureau, department, governmental or regulatory authority or similar public or private body public or exercising executive, legislative, taxing, regulatory or administrative powers or functions, whether domestic or foreign.

“Hazardous Substance” means any substance that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

“Intellectual Property” means any of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (a) Patents; (b) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) Copyrights; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) Trademarks; (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing, as applicable.

“knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is a director a Person that is a corporation or similar entity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Legal Requirements” means any international, national, federal, state, multi-state, provincial, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or ARWA Contracts.

NY:1824684.16

“Material Adverse Effect” when used in connection with a Person, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that has, or could reasonably be expected to have, a materially adverse effect on the business, financial condition or prospects, of such Person, and their respective subsidiaries taken as a whole (including, in the case of the Company, the Contingent Acquisition Targets); provided, however, that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: any changes, events, occurrences or effects arising out of, resulting from or attributable to (a) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (b) earthquakes, hurricanes, tornados or other natural disasters; (c) changes attributable to the public announcement or pendency of the transactions contemplated hereby (including the threatened or actual impact on relationships of the Company and the Subsidiaries with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual termination, suspension, modification or reduction of such relationships)); (d) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Company and the Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Company and the Subsidiaries and the Contingent Acquisition Targets, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (e) any change in applicable Law, rule or regulation or IFRS or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Company and the Subsidiaries and the Contingent Acquisition Targets, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (f) the failure, in and of itself, of the Company to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; and (g) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the consent of, the other Parties hereto.

“Patents” means all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof throughout the world.

“Permitted Lien” means Liens (a) created by this Agreement or any agreement contemplated hereby, (b) imposed by securities laws, including the Securities Act, blue-sky laws and similar Legal Requirements; (c) for taxes not yet due and payable or being contested in good faith by appropriate procedures; (d) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business; (e) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property; (f) other than with respect to owned real property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (g) Liens that will be released at Closing as a consequence of the consummation of the transaction; or (h) other imperfections of title or Encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to a Person (other than an individual), another Person (other than an individual) in which such Person owns, directly or indirectly, equity securities or a security convertible into, or exercisable for, equity securities.

NY:1824684.16

“Taxes” or “Tax” means any tax or similar governmental charge imposed, assessed or collected by or under the authority of any Governmental Entity, including without limitation, net income, gross income, earnings, gross receipts, profits, sales, use, occupation, value added (or VAT), ad valorem, transfer, franchise, corporation, gains, capital gains, national insurance, customs, import, escheat, unclaimed property, wage, withholding, payroll, employment, excise, property, license, severance, stamp, premium, windfall profits, capital stock, social security (or similar), unemployment, disability, alternative or add-on minimum and estimated taxes, assessments, duties, fees, levies and tariffs, together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trademarks” means all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world.

“Transaction Documents” means the Registration Rights Agreement, the Lock-Up Agreements and the Employment Agreements.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

ARTICLE XI
GENERAL PROVISIONS

11.1         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to ARWA, to:

Arowana Inc.
Level 11, 153 Walker Street
North Sydney, NSW 2060
Australia
Attn: Kevin Chin
Tel.: +61 2 8083 9800
E-mail: info@arowanaco.com

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attn:     David Alan Miller, Esq.
              Jeffrey M. Gallant, Esq.
Tel.:      (212) 818-8800
Fax:      (212) 818-8881
E-mail: dmiller@graubard.com
             jgallant@graubard.com

NY:1824684.16

if to the Company to:

Vivopower International PLC
23 Hanover Square, Mayfair
London, England, W1S 1JB
Attn: Julie-Anne Byrne
Tel.: +44 20 3714 8881
E-mail: julie-anne.byrne@vivopower.com

with a copy to:

if to AWN to:

Arowana International Limited
Level 11, 153 Walker Street
North Sydney NSW 2060
Attn: Conor Byrne
Tel.: +61 2 8083 9814
E-mail: ElizabethH@arowanaco.com

with a copy to:

Vivopower International PLC
23 Hanover Square, Mayfair
London, England, W1S 1JB
Attn: Julie-Anne Byrne
Tel.: +44 20 3714 8881
E-mail: julie-anne.byrne@vivopower.com

and

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attn:     Joel Rubinstein, Esq.
              Elliott Smith, Esq.
Tel.:        212-294-6700
Fax:        212-294-4700
E-mail:  jrubinstein@winston.com
              emsmith@winston.com

NY:1824684.16

11.2         Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The Exhibits, Schedules and other attachments to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. References to Contracts, agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto as of the date of this Agreement. References to any statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, and amendments and modifications thereof as of the date of this Agreement. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. All monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

11.3         Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

11.4         Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

11.5       Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

NY:1824684.16

11.6         Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.7         Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.8         Consent to Jurisdiction. Each of the parties irrevocably agrees that any action, proceeding or claim with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined exclusively in any state court or Federal court sitting in New York, New York and each of the parties hereto hereby (a) irrevocably submits with regard to any such action, proceeding or claim for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out or relates to of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action arising out of or relating to this Agreement or any transaction contemplated hereby in any court other than any state court or Federal court sitting in New York, New York. It is understood and agreed that any other court or arbiter in any other jurisdiction shall be entitled to enforce any judgment of any state court or Federal court sitting in New York, New York. Any writs, process or summonses to be served on any other party in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 11.1 or as otherwise permitted by applicable law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 11.8 or (ii) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.9         Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

NY:1824684.16

11.10       Assignment.

(a)     Subject to Section 11.10(b), no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.10(a), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)     The Company may not assign its rights in relation to clause 1.1 (c) in any circumstances whatsoever.

11.11       Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that after the dissolution of ARWA, this Agreement may be amended without the consent of ARWA provided that a majority of the individuals who were independent directors of ARWA as of the date of the Closing approve of such amendment.

11.12       Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

11.13      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

NY:1824684.16

11.14       Schedules. The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement. The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

[Signature Page Follows]

NY:1824684.16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

AROWANA INC.

By: /s/ Gary Hui
Name: Gary Hui
Title: CFO

VIVOPOWER INTERNATIONAL PLC

By: /s/ Philip Comberg
Name: Philip Comberg
Title: Director

AROWANA INTERNATIONAL LIMITED

By: /s/ Kevin Chin
Name: Kevin Chin
Title: Chairman

[Signature Page to Contribution Agreement]